Exhibit 10.3
SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT

This Second Amendment to Purchase and Sale Agreement (this “Amendment”) is made as of May 4, 2021 (the “Effective Date”), by and between TG BARNETT RESOURCES LP, a Texas limited partnership (“TG”), and EVOLUTION PETROLEUM CORPORATION, a Nevada corporation (“Evolution”). TG and EVOLUTION are sometimes referred to in this Agreement collectively as the “Parties” and individually as a “Party.”

WITNESSETH

WHEREAS, the Parties, with TG as Seller and Evolution as Purchaser are parties to that certain Purchase and Sale Agreement on March 29, 2021 covering certain Assets as described therein, all in Tarrant County, Texas and as amended by that certain First Amendment to Purchase and Sale Agreement on April 19, 2021 (collectively, the “PSA”); and

WHEREAS, the Parties desire to amend the PSA to change the Closing Date to Friday, May 7th, 2021;
NOW THEREFORE, in consideration of the mutual promises and covenants of the Parties contained in the PSA, as hereby amended, the sufficiency of which is duly acknowledged, the Parties agree as follows:

1.Limited Amendment. All terms and provisions of the PSA that are not expressly amended herein shall remain unaffected by this Amendment.

2.Closing. Article VII.1 shall be changed to have the “Closing Date” become “on or before May 7th, 2021” and delete all reference to an April 30th, 2021 closing date.

[Signatures on Following Page]

IN WITNESS WHEREOF, Purchaser and Seller have executed and delivered this Agreement effective as of the Effective Time.

SELLER:

TG BARNETT RESOURCES LP

By: /s/ TOMOAKI TSUCHIYA
Name: Tomoaki Tsuchiya
Title: Vice President

PURCHASER:

EVOLUTION PETROLEUM CORPORATION

By: /s/ JASON BROWN
Name: Jason Brown
Title: President and Chief Executive Officer